Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2026, relating to the consolidated financial statements of Kingsway Corporation (formerly known as Kingsway Financial Services Inc.) (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Plante & Moran, PLLC

Chicago, Illinois

May 20, 2026